                                                                    EXHIBIT 10.2

                     LOAN DOCUMENTS MODIFICATION AGREEMENT
                              (November 13, 2002)

         THIS LOAN DOCUMENTS MODIFICATION AGREEMENT (hereinafter referred to as this "Amendment") is made and entered into as of the 13th day of November, 2002, by and among INNOTRAC CORPORATION, a Georgia corporation (hereinafter referred to as "Borrower"), SOUTHTRUST BANK, an Alabama banking corporation, successor by conversion to SouthTrust Bank, N.A., a national banking association (hereinafter referred to as "Lender"), and: iFULFILLMENT, INC. a Georgia corporation (hereinafter referred to as "Guarantor").

                              BACKGROUND STATEMENT

         Borrower and Lender are parties to that certain Amended and Restated Loan and Security Agreement dated January 25, 1999, as previously amended pursuant to that certain First Amendment to Amended and Restated Loan and Security Agreement dated April 29, 1999, that certain letter (the "2000 Letter") from Lender to Borrower dated August 9, 2000, that certain letter (the "2001 Letter") from Lender to Borrower dated September 10, 2001, and that certain Loan Documents Modification Agreement dated May 31, 2002 (hereinafter collectively referred to as the "Agreement"). All capitalized terms used herein shall have the same meanings as are ascribed to them in the Agreement unless otherwise herein defined. Borrower and Lender are also parties to that certain Amended and Restated Revolving Credit Note dated April 29, 1999, made by Borrower to the order of Lender in the original principal amount of Forty Million and No/100 Dollars ($40,000,000.00), which evidences the indebtedness of the Revolving Line of Credit (hereinafter referred to as the "Revolving Note"). Payment of certain obligations of Borrower provided for in the Loan Documents is guaranteed by Guarantor pursuant to that certain Guaranty dated May 31, 2002 (hereinafter referred to as the "Guaranty"). Borrower and Lender have agreed to amend the Agreement, Guarantor has agreed to reaffirm its Guaranty, and the parties are entering into this Amendment to evidence their agreement.

                                   AGREEMENT

         FOR AND IN CONSIDERATION of the sum of Ten and No/100 Dollars ($10.00), the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Lender and Guarantors do hereby agree as follows:

         1. LOAN BALANCES. The foregoing recitals are true and correct and are incorporated herein by reference. Borrower and Lender acknowledge and agree that as of November 12, 2002, the outstanding principal balance of the Revolving Note is Seventeen Million One Hundred Fifty Thousand and No/100 Dollars ($17,150,000.00).

         2. MODIFICATION OF AGREEMENT. The Agreement is hereby modified and amended, effective as of the date hereof, as follows:

         (a)      By deleting the definition of "Net Income" contained in
Section 1.1 of the Agreement and substituting in lieu thereof the following new definition of "Net Income":

                  "Net Income" shall mean, for any fiscal period of any Person, the net income (or loss), after provisions for taxes (either actual, accrued or deemed, in the case of a pass-through entity, determined as if the highest marginal individual income tax rate were applicable), of such Person on a consolidated basis for such period (taken as a single accounting period) determined in conformity with GAAP."
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         (b) By deleting the pricing matrix contained in Section 2.2 (a) of the Agreement and used to calculate the LIBOR Margin and substituting in lieu thereof the following new pricing matrix to calculate the LIBOR Margin:

                   If Leverage Ratio Is:                            Then the LIBOR Margin Is:
                   ---------------------                            -------------------------
Greater than 1.50 to 1.0                                                 200 basis points
Greater than 1.25 to 1.0 but not greater than 1.50 to 1.0                150 basis points
Greater than 0.75 to 1.0 but not greater than 1.25 to 1.0                125 basis points
Less than 0.75 to 1.0                                                    100 basis points

         (c) By deleting the text of Section 12.1 of the Agreement, which presently states "Borrower shall have at all times a Leverage Ratio of not more than 2.0:1," and replacing it with the following:

                 "Borrower shall have at all times a Leverage Ratio of not more than 1.5 : 1."

         (d) By deleting the text of Section 12.2 of the Agreement, which presently states "The Tangible Net Worth of Borrower shall be at least Thirty-Five Million Dollars ($35,000,000), all as determined under GAAP and as adjusted with respect to any repurchase by Borrower of its equity securities approved by Lender, and shall annually increase over the amount as of the end of the prior Fiscal year," and replacing it with the following:

                  "The Tangible Net Worth of Borrower shall at all times be at least Thirty-Four Million Dollars ($34,000,000), all as determined under GAAP, and, commencing with the December 31, 2003 measurement of Tangible Net Worth, shall annually increase over the amount as of the end of the prior Fiscal Year."

         3. WAIVER OF FINANCIAL COVENANTS DEFAULT. Absent the occurrence under the Agreement or any of the other Loan Documents of any other intervening Event of Default, Lender hereby grants to Borrower a one-time only waiver of the following financial covenant Events of Defaults, at which time Lender shall again review and measure the following financial covenants (hereinafter referred to as the "Measurement Date"): (a) Tangible Net Worth Covenant (as set forth in Section 12.2 of the Agreement): through the period ending September 30, 2002, and (b) Fixed Charge Coverage Ratio Covenant (as set forth in Section
12.3 of the Agreement): through the period ending September 30, 2003. Borrower and Guarantor acknowledge and agree that a future Event of Default arising or occurring in connection with any financial covenant set forth in the Agreement, including but not limited to those set forth in this Paragraph 3, on or after the applicable Measurement Date shall, henceforth, not be waived by Lender, shall not be subject to any notice, grace or cure right otherwise set forth in the Agreement of other Loan Documents, and Lender may avail itself of any and all legal remedies available to Lender under the Loan Documents or applicable law without any additional notice whatsoever.

         4. MODIFICATION OF LOAN DOCUMENT. As of the date hereof, Borrower hereby reaffirms and restates each and every warranty and representation set forth in the Loan Documents. The terms of the Loan Documents are hereby modified and amended, effective as of the date hereof, so that any reference in any of the Loan Documents (including, without limitation, the Agreement) to the Agreement shall refer to the Agreement as herein amended.

         5. GUARANTORS' REAFFIRMATION. Guarantor hereby acknowledges and consents to the foregoing amendments to the Agreement and all of the other Loan Documents. Guarantor hereby ratifies, confirms, reaffirms and covenants that the Guaranty which it has executed is validly existing and binding against it under the terms of such Guaranty and guarantees the repayment of all the "Guaranteed Obligations," as therein defined. Guarantor hereby reaffirms and restates, as of the date hereof, all covenants, representations and warranties set forth in the Guaranty.

         6. RATIFICATION; FEES AND EXPENSES. Except as herein expressly modified or amended, all the terms and conditions of the Agreement and the other Loan Documents are hereby ratified, affirmed, and approved. In consideration of Lender agreeing to this Amendment as herein provided (including the waiver of certain financial covenant breaches), Borrower agrees to pay Lender a loan covenant waiver fee in the amount of Fifty Thousand and No/100 Dollars ($50,000.00) and further agrees to pay all fees and expenses incurred in connection with this Amendment. Borrower acknowledges and agrees that once paid, the loan covenant waiver fee shall be fully earned and shall not be refundable or rebatable in whole or in part.

         7. NO DEFENSES; RELEASE. For purposes of this Paragraph 7, the terms "Borrower Parties" and "Lender Parties" shall mean and include Borrower and Lender, respectively, and each of their respective predecessors, successors and assigns, and each past and present, direct and indirect, parent, subsidiary and affiliated entity of each of the foregoing, and each past and present employee, agent, attorney-in-fact, attorney-at-law, representative, officer, director, shareholder, partner and joint venturer of each of the foregoing, and each heir, executor, administrator, successor and assign of each of the foregoing; references in this paragraph to "any" of such parties shall be deemed to mean "any one or more" of such parties; and references in this sentence to "each of the foregoing" shall mean and refer cumulatively to each party referred to in this sentence up to the point of such reference. Borrower hereby acknowledges, represents and agrees: that Borrower has no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Agreement, the other Loan documents or the Obligations, or with respect to any other documents or instruments now or heretofore evidencing, securing or in any way relating to the Obligations or with respect to any other transaction, matter or occurrence between any of the Borrower Parties and any Lender Parties or with respect to any acts or omissions of any Lender Parties (all of said defenses, setoffs, claims, counterclaims or causes of action being hereinafter referred to as "Loan Related Claims"); that, to the extent that Borrower may be deemed to have any Loan Related Claims, Borrower does hereby expressly waive, release and relinquish any and all such Loan Related Claims, whether or not known to or suspected by Borrower; that Borrower shall not institute or cause to be instituted any legal action or proceeding of any kind based upon any Loan Related Claims; and that Borrower shall indemnify, hold harmless and defend all Lender Parties from and against any and all Loan Related Claims and any and all losses, damages, liabilities, costs and expenses suffered or incurred by any Lender Parties as a result of any assertion or allegation by any Borrower Parties of any Loan Related Claims or as a result of any legal action related thereto. Borrower hereby reaffirms and restates, as of the date hereof, all covenants, representations and warranties set forth in the Agreement.

         8. NO NOVATION. Borrower hereby acknowledges and agrees that this Amendment shall not constitute a novation of the indebtedness evidenced by the Revolving Note.

         9. NO WAIVER OR IMPLICATION. Borrower hereby agrees that nothing herein shall constitute a waiver by Lender of any default, whether known or unknown, which may exist under the Agreement or any other Loan Document. Borrower hereby further agrees that no action, inaction or agreement by Lender, including, without limitation, any extension, indulgence, waiver, consent or agreement of modification which may have occurred or have been granted or entered into (or which may be occurring or be granted or entered into hereunder or otherwise) with respect to nonpayment of the Obligations or any portion thereof, or with respect to matters involving security for the Obligations, or with respect to any other matter relating to the Obligations, shall require or imply any future extension, indulgence, waiver, consent or agreement by Lender. Borrower hereby acknowledges and agrees that Lender has made no agreement, and is in no way obligated, to grant any future extension, indulgence, waiver or consent with respect to the Obligations or any matter relating to the Obligations.

         10. NO RELEASE OF COLLATERAL. Borrower further agrees that this Amendment shall in no way occasion a release of any collateral held by Lender as security to or for the Obligations, and that all collateral held by Lender as security to or for the Obligations shall continue to secure the Obligations.

         11. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, whether voluntary by act of the parties or involuntary by operation of law.

         12. AUTHORITY. By executing this Amendment as hereinafter provided, Scott Dorfman hereby certifies that he is the President of Borrower and is duly authorized to execute this Amendment on behalf of Borrower.

         IN WITNESS WHEREOF, this Amendment has been duly executed under seal by Borrower, Lender, and Guarantor as of the day and year first above written.



                                       BORROWER:

                                       INNOTRAC CORPORATION, a Georgia
                                       corporation



                                       By: /s/ Scott Dorfman
                                          --------------------------------------
                                          Scott Dorfman
                                          President

                                                     [CORPORATE SEAL]



                                       LENDER:

                                       SOUTHTRUST BANK, an Alabama banking
                                       corporation



                                       By: /s/ Noble S. Jones
                                          --------------------------------------
                                          Noble S. Jones
                                          Vice President

                                       GUARANTOR:

                                       iFULFILLMENT, INC., a Georgia corporation



                                       By: /s/ Scott Dorfman
                                          --------------------------------------
                                          Scott Dorman
                                          President

                                                     [CORPORATE SEAL]


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